Final Transcript

Conference Call Transcript VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call Event Date/Time: Oct 14, 2009 / 02:00PM GMT

CORPORATE PARTICIPANTS

 Glenn Wiener
 GW Communications - IR

 Patrick Lavelle
 Audiovox Corporation - President & CEO

 Michael Stoehr
 Audiovox Corporation - SVP & CFO

 John Shalam
 Audiovox Corporation - Chairman of the Board

CONFERENCE CALL PARTICIPANTS

 Thomas Kahn
 Kahn Brothers & Co. - Analyst

 Jim Barrett
 CL King & Associates - Analyst

 Dan Thompson
 Harbor Management - Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the quarter two conference call. My name is Jennifer and I will be your coordinator for today. At this time, all participants are in listen-only mode. We will be conducting a question-and-answer session towards the end of this conference. I would now like to turn the presentation over to your host for today's call, Glenn Wiener, Investor Relations. Please proceed, sir.

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Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

 Glenn Wiener - GW Communications - IR

 Thank you, Jennifer, and good morning. Welcome to Audiovox's fiscal 2010 second-quarter and six-month results conference call. As you know, today's call is being webcast on our site, www.Audiovox.com, and can be accessed in the Investor Relations section. With us today are Patrick Lavelle, President and CEO; Michael Stoehr, Senior Vice President and Chief Financial Officer; and John Shalam, Chairman of the Board.

Before we begin, I'd quickly like to read our safe Harbor statement. Except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements.

The following factors, among others, may cause actual results to differ materially from the results suggested in these forward-looking statements. These factors include, but are not limited to, further deterioration in the global economy, risks that may result from changes in the Company's business operations, our ability to keep pace with technological advances, significant competition in the mobile and consumer electronics and accessories businesses, our relationships with key suppliers and customers, quality and consumer acceptance of newly introduced products, market volatility, non-availability of products, excess inventory, price and product competition, new product introductions and the possibility that the review of our prior filings by the SEC may result in changes to our initial proceedings in our financial statements and the possibility that stockholders and regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements.

Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2009. At this time, I would like to turn the call over to Patrick Lavelle. Pat?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Thank you, Glenn, and good morning, everyone. As anticipated, we are profitable through the first six months of fiscal 2010, posting income of $3.2 million versus a loss of $7.5 million last year, over a $10 million swing. Our improved performance is a direct result of higher margins, the shift in product mix and lower overhead as a result of the expense reduction plans we put in place last year.

Unfortunately, the weakness in the economy continues to affect sales, which were off in the second quarter by 16%. The consumer and mobile sectors were hit hardest, but we did experience a significant uptick in accessory sales driven by the analog to digital TV changeover that helped offset the decline in our electronics segment.

Gross profit margin was almost 19% compared to 17% and our expenses were down $6.5 million due to the across-the-board cuts we implemented since the second half of last year.

I believe we are positioned for profitability in future periods. The extent of which will be determined by improvements in the economy and our new product introductions scheduled for the second half.

In our accessory business, both the RCA and TERK brands have benefited, mainly from the analog to digital TV transition with RCA accessory sales up more than 35%. In addition, many of our other accessory categories saw year-over-year increases and had good margins. The higher margin accessory products and their increased percentage in the mix help improve our overall performance. Now that the transition has passed, we do not expect to anniversary the spikes in reception products.

Our arsenal of domestic and international accessory brands, Acoustic Research, RCA, TERK, Energizer, Oehlbach and now Schwaiger give us great flexibility as it provides our retail partners with more choices across different price points. And our brands have strength and resonate with consumers with RCA currently holding the number one marketshare in units for TV remote controls and the number one marketshare in both units and dollars for reception products. TERK is among the leaders in reception products and the Energizer license we hold gives us access to the number one selling battery brand.

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

Some quick highlights from our accessory group. Our new AR Xsight remote controls retailing from $249 to $349 were recently launched at Best Buy and other key retailers nationwide. These are the first of the products designed to reposition Acoustic Research as our high-end wireless brand targeted at the discriminating audio and video file.

In addition to the new remotes, we also just introduced new wired and wireless AR headphones that delivers studio quality performance. There are new products coming in RCA and the TERK lines and SURFACE continues to make progress.

These are just a few of the products that we expect will drive the accessory business. There may be some weakness over the coming months primarily due to cautious buying at retail, but this should turn in fiscal 2010.

This leads me to the acquisition we just announced. Last week, we acquired Schwaiger, a European accessories company for $4.3 million. With Schwaiger, we expanded our geographic footprint while adding a powerful consumer electronics accessory brand. Schwaiger has an array of productlines including antennas, amplifiers, accessories, switches, cable, satellite receiving components and other sat and receiver technologies. This complements our existing line and adds new distribution channels and new customers. We expect this acquisition to add approximately $32 million in annual sales to Audiovox Germany and be accretive this year.

In addition to the accessory product sales, this deal also provides us with the opportunities to cross-sell some of our domestic brands to some of our new European customers.

On the consumer side, sales continue to be affected by the market-wide lack of consumer confidence and rising unemployment figures. Reports for the upcoming holiday season have been mixed. Best Buy and some of the discount retailers are projecting stronger holiday sales while others continue to forecast weakness. Overall though, retailers are taking a more cautious approach in their buying and inventory programs compared to last year.

Added to this economic reality is the fact that although we exited several consumer categories last year, such as navigation, LCD TV and GMRS, we did continue to have sales of those products as we wound down operations. Sales which we do not have this year. These two situations have resulted in a sizable reduction in our overall consumer business. However, we do have a number of bright spots, including increases in our camcorder and digital clock radio categories.

In addition, some of you may have seen the recent news on Qualcomm's personal FLO TV. I am pleased to say that we will be distributing their new FLO TV personal television, an entirely new handheld portable device that will let TV lovers watch their favorite news, live sports, children's program and entertainment on a dedicated device for mobile TV viewing. We will be shipping the FLO personal TV through limited distribution this holiday season.

And finally, we have several new products in development that will be shown at the Consumer Electronics Show in January that include FLO TV-enabled portable DVDs, new camcorder designs and our first eBook. I believe all of these developments will help strengthen our consumer group as we complete fiscal 2010 and put us on a strong footing for next year.

On the mobile side, the car market continues to post lower sales. In September, car sales fell 23% to a seasonably adjusted rate of only 9.2 million vehicles for this year. The Cash For Clunker program did help a little selling some 700,000 vehicles in July and August, but the upward momentum did not carry into September.

Despite the unprecedented difficulties facing the auto industry, we are beginning to see reports from many of the leading automakers that are suggesting the bottom is behind us and increases are being predicted. As we move to the end of the year, we have several new programs that we believe will be contributors to an improved mobile performance over the next several quarters.

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

Let me start with SIRIUS XM. You have no doubt heard about the XM SkyDock with its built-in FM tuner so you can enjoy live satellite radio anywhere you drive using your iPod or iTouch. It features the revolutionary SIRIUS XM PowerConnect technology, which has the flexibility to move from vehicle to vehicle with a simple plug and play. A free XM SkyDock application available for download from the App Store lets you tag music from purchase from iTunes.

We also have just begun shipment of the SIRIUS Stratus 6 and the XM onyX, both with PowerConnect and will ship SIRIUS Internet radio and a SIRIUS home receiver in November.

To support these programs, SIRIUS XM has announced the Rock N Reward consumer promotion that gives the consumer up to $100 cash back in a SIRIUS XM Visa card with the purchase of subscription to satellite radio. This promotion, scheduled for the fourth quarter, should increase satellite radio sales over last year's second half.

Then there is Qualcomm's in-vehicle FLO TV, which we will deliver in our fourth quarter. FLO TV brings in-vehicle live TV not only to new car applications, but also to the over 20 million screens in cars and on the road today. And we are the exclusive supplier of FLO TV hardware.

FLO TV represents the first time a consumer can get high-quality, interference-free, live TV in a moving vehicle. It is completely unobtrusive, connects to any rear seat entertainment system and has an antenna that is no bigger than a computer mouse. We'll be launching at car dealers first and will follow shortly thereafter at retail. We are very optimistic about this new relationship and the new product it brings and we should start seeing an impact in the fiscal fourth quarter and mort next year.

And finally, there is our affiliation with Sony Playstation and the launch of that system later this month. It is the first ever PlayStation 2 built into a rear seat entertainment system, no separate game console needed and the controllers are wireless so no more wires stretched across the back seat. The system also includes two PS2 games. I believe these programs will offset some of the dismal performance of the car market during the second half of fiscal 2010 and beyond.

As we look ahead into the third and fourth quarters and really into next year, I'll reiterate that I believe we are positioned for profitability, but I remain cautious. Economic conditions, which impacted us in fiscal 2009, remain in the economy. While it is beginning to stabilize, it is still hampered by nearly 10% unemployment. And people without jobs spend money cautiously.

In addition, there has been a cultural shift in the consumer mindset regarding savings and spending. While spending has dropped way off, the American consumer to saving money at levels not seen in decades. By all accounts, this will probably not be a strong holiday season at retail and we think any gains will be modest.

To summarize, certain categories are performing well and our new programs, particularly in the mobile business, should offset some of the overall market weakness. The acquisition of Schwaiger will also help boost our international sales, but until we see domestic sellthrough at retail, true signs that the auto industry is turning and rising consumer confidence, we have to be very prudent in how we manage our business and we will continue to do that.

Margins will fluctuate, particularly in the third quarter as some lower margin but lower risk program like those that we have with satellite radio increase. However, with the additional international accessory business we just added and new mobile programs beginning in 4Q, we look for margins to improve slightly over 3Q and would expect to see them in the 18% to 19% range on a go-forward basis.

Overhead was down $6.3 million this quarter and $14 million or close to 24% through the first half of the year. The cost reduction plans both permanent and temporary that I outlined in previous quarters resulting in approximately $23 million in annualized savings are in full effect and have enabled us to drive profits to the bottom line.

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

We are operating lean today, but have the capacity to take on business without adding significant cost. And that's a big part of our near-term strategy. We don't expect to see any additional large percentage drops in overhead as we are approaching the anniversary of the implementation of these reductions. We have significant cash on hand to fund buying programs for the holiday season and as evidenced by the Schwaiger acquisition, we will continue to look at M&A opportunities, businesses that will improve our financial position and add long-term value.

We do business today with virtually every one of the big-box retailers and key regional players. Our aftermarket automotive network is among the best in the industry. And we have new mobile partnerships with market leaders. Margins and overhead are under control. We are not sitting around waiting for the economy to improve; we are bringing new products to market that we believe are strong enough to succeed even in a down market. We have all the elements in place and we are focused on success.

While we look forward to the inevitable strengthening of the economy, we continue to shape our own destiny, developing new products and fine-tuning procedures as we look for ways to increase productivity and lower overhead to put us in a position to deliver better shareholder returns. I would like to thank you for your time this morning and your continued support and with that, I will turn the call over to Michael and then we will open it up for questions. Mike?

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 Thanks, Pat. Good morning, everyone. I'm going to start with our second-quarter and six-month results and then discuss our balance sheet. Sales for the second quarter were $124.8 million, a decline of 15% from second quarter last year. Our accessory sales increased by 29% to $45.9 million due to new products, new customers and increased antenna sales as a result of the shift from analog to digital TV. We also experienced increases in our TERK AR and RCA productlines.

Offsetting this increase were declines in our electronics segment, which reported sales of $79 million or a decline of 29%. This decline was due to increased consumer good sales as we exited several lower margin product categories, including LCD TVs, portable navigation and GRMS radios last year, but we continued to sell these lines as we closed out our inventory. Sales for the quarter of that product last year was approximately $6 million.

On the positive side, digital clock radio sales were up and we added new accounts, which should help sales in the future. Our mobile business continues to be impacted principally by lower vehicle sales, though mobile audio is up due to higher sales of satellite radio products, a trend, which we believe will continue in the future periods as a result of our agreement with SIRIUS XM.

Our international business continues to be adversely impacted by global economic issues as our sales were down in Germany, Venezuela and Mexico. Venezuela experienced a large sales decline, the result of dollar shortages in country and the closure for a period of time of the automobile manufacturers' facilities. We anticipate the recent acquisition of Schwaiger to lead to increased sales in our European operations, an additional higher-margin accessory business for us. As we reported, we estimate these sales to be approximately $32 million on an annualized basis.

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

Consolidated gross margins increased 190 basis points from 17% last year second quarter to 18.9% this quarter. The increase in our margin was primarily the result of three factors -- one, the shift in our product mix during the quarter resulting in higher accessory sales as a percentage and again, these carry higher margins; price increases last year to offset rising costs and our cost containment efforts, which resulted in lower warehousing and assembly expenses, labor charges and freight charges; and also lower obsolescence charges.

Our operating expenses declined by almost 22% to $22.8 million or down $6.3 million versus $29.1 million in the same period last year. Selling expenses were down 25% due to lower sales, salaries, commissions, advertising, T&E, and our G&A costs were down 19.5% due to lower office and executive salaries and a decline in professional fees, insurance, etc. In total, there were approximately $3.9 million in savings generated by lower payroll expenses and benefits and our headcount is down 18% year-over-year.

As a percentage of net sales, our overhead was 18.2% for the three months ended August compared to 19.8% in the prior-year period. We anticipate realizing the $23 million in annualized cost savings we previously discussed, though I remind you that the size of the reductions will decline on a dollar percentage basis in future periods as the plans are fully implemented.

Despite the decline in sales due to increased margins and lower overhead, we reported pretax income of $1.2 million versus a loss of $4 million last year and net income of $2.8 million or $0.12 a share versus a net loss of $2.3 million or a loss of $0.10 a share second quarter last year.

In addition to the improvement in our operating performance, our net income was impacted by tax releases caused by a favorable state tax ruling, which impacted taxes on our joint venture income.

For the six months, our sales declined at 16.1% with electronics down partially offset by increases in accessory sales. The increase in accessories was a result, again, of higher sales in digital antenna, increases in TERK, Acoustic Research and RCA brands. The decline in electronic sales were due to the reasons I outlined earlier offset by higher sales of satellite radio products resulting from our new agreement with SIRIUS XM and higher sales of digital clock radios and digital camcorders.

Our gross margins increased by 270 basis points from 16.3% to 19% and this was primarily due to higher accessories sales as a percentage of the mix, 35.4% of sales in fiscal 2010 compared to 29% for the first six months of fiscal 2009. The increase is due to higher margin in select mobile programs and internationally, as well as the absence of a $2.9 million charge taken last year's fiscal first quarter related to our exiting the portable navigation market.

Operating expenses declined $14 million or 23.6% to $45.5 million versus $59.5 million and as a percentage of net sales decreased by 18.9% from 20.4%. In total, our payroll and benefit expenses declined $8.2 million for the six-month fiscal 2010 versus the six-month fiscal 2090 period. Pretax income from continuing operations of approximately $2 million compared to pretax loss of $11.1 million, a $13 million swing. And net income, also inclusive of tax releases, was $3.2 million or $0.14 a share compared to a loss of $7.5 million or $0.33 a share loss, a $10.7 million swing.

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

Moving on to our liquidity and capital resources. Our working capital decreased from $241.1 million on February 28 to $238.2 million on August 31, 2009, principally as a result of our purchasing $7.4 million denominated Venezuelan government bonds with a maturity of 2015. Our cash balance is up approximately $1 million for the same period and as of August 31 was $70.5 million. Last year at the end of August, it was $49 million. The increase in cash is primarily due to a decrease in accounts receivable and vendor receivables and a decrease in inventory balances. This was offset by a decrease in accounts payable, accrued expenses and the purchase of dollar denominated Venezuelan bonds for our Venezuelan operation. These dollar bonds are redeemable in Venezuelan bolivars at the current official exchange rate. This gives us protection from devaluation as we wait dollar allocations by the Venezuelan government for our approved intercompany payments.

For the six months ended August 31, 2009, operating activities provided cash of approximately $7.2 million. Our inventory balances have been reduced and our inventory turns increased to 2.9 versus 2.6 for the same period last year. Our accounts receivable turns decreased from 5.6 to 4.8. Last year, during the quarter, receivable turns were favorably impacted by the recent RCA acquisitions, which did not occur this year. We really have no major issues in the receivables.

During our fiscal third quarter, we will use additional cash to fund accounts receivable and inventory as historically it is our strongest selling quarter. We can expect our usual seasoned patterns and we will catch up again in the fourth quarter as our transaction cycles are completed. We will probably, during the third quarter, end with mid eight figures in cash.

Our balance sheet remains strong and we have sufficient capital to not only manage our business, but to pursue growth opportunities as they may arise. We continue to be prudent in our buying programs and are watching the market closely. I'll turn the meeting back to Pat. Pat?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Okay, Michael, thank you. And now if there are any questions.

 QUESTION AND ANSWER

Operator

 (Operator Instructions). Thomas Kahn.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 On the Circuit City receivable --?

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Tom, can you repeat that? We --.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Did you collect your insurance money on the Circuit City receivable?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 The bankruptcy proceedings are ongoing. We expect that we will receive payment either in the end of the third quarter or the beginning of the fourth quarter.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Third or fourth quarter. What was the amount of the receivable? What is the claim?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 The balance is, I believe, $6.6 million, something like that.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 $6.6 million and --.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Somewhere around there.

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Who is insuring that for you?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Credit Suisse.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Credit Suisse. So you anticipate receiving all of that from the insurance company?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Yes, we do.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 I see. So when we look back at it, will there have been any loss or will you have essentially been well covered?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 We were well covered. I guess you can say the only loss we had was the initial cost of the put that we put in place.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Okay, the initial cost of the put. Another question, is there anymore -- I mean you guys did a great job in reducing expenses. Can we look forward to anymore or are we pretty well cut to the bone in terms of expenses?

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

 Patrick Lavelle - Audiovox Corporation - President & CEO

 We have cut as deeply as I would like to see at this particular point in time based on the programs that we are starting. I don't think it would be wise for us to go any deeper at this point because, with the new programs that we have in place, the new Sony Playstation, the new FLO programs that we have on the consumer and the mobile side, I don't think it would be wise at this particular point. We are anticipating that we are going to see some improvement in the mobile business based on these deals and as well in the economy as time goes on. So other than fine tuning and --.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Just fine-tuning.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 -- waste, I don't see anything.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Great, thank you very much.

 John Shalam - Audiovox Corporation - Chairman of the Board

 Tom, if I may just add to Pat's remarks.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Hi, John.

 John Shalam - Audiovox Corporation - Chairman of the Board

 How are you?

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Good. I look forward to seeing you maybe up in Vermont.

 John Shalam - Audiovox Corporation - Chairman of the Board

 Yes, I am looking forward to that. But I did want to say that, in addition to what Pat said, we do have ongoing programs, which we are reviewing in terms of warehousing, efficiencies, transportations and other cost studies, which are not related to just cutting payroll and cutting salaries. But that is an ongoing process --.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Ongoing, I understand.

 John Shalam - Audiovox Corporation - Chairman of the Board

 You could see some additional small savings.

 Thomas Kahn - Kahn Brothers & Co. - Analyst

 Good. Thank you very much.

 John Shalam - Audiovox Corporation - Chairman of the Board

 Thank you, Tom.

Operator

 (Operator Instructions). Jim Barrett, CL King & Associates.

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

 Jim Barrett - CL King & Associates - Analyst

 Good morning, everyone. Could we talk a little bit about the Schwaiger acquisition? Could you tell me, for example, for starters, were there any other bidders for the asset?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 There were some other people. Schwaiger was owned by the Reitz Group. The Reitz Group was in receivership and there were some people or some companies looking at the entire organization.

 Jim Barrett - CL King & Associates - Analyst

 I see. Is $32 million in US, was that an all-time high in sales, Pat, or if we go prior to the recession, was it a higher number? Any sense of that?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Prior sales were higher than where they are right now.

 Jim Barrett - CL King & Associates - Analyst

 And does it have margins currently that are similar to Audiovox's? How should we look at the margin structure of that company?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Margins here would be generally in relationship to what we would normally see with accessories, which would normally be higher than our core margins.

 Jim Barrett - CL King & Associates - Analyst

 Okay. And the book value of the acquisition? Do you happen to have that?

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 We purchased $3 million worth of inventory for $3 million.

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

 Patrick Lavelle - Audiovox Corporation - President & CEO

 EUR3 million.

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 EUR3 million, excuse me.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 We were able, because of the parent was in receivership, we were able to pick up Schwaiger at a significant discount.

 Jim Barrett - CL King & Associates - Analyst

 Could you repeat that, Pat?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Because the parent was in receivership, we were able to pick up the Schwaiger assets at a significant discount.

 Jim Barrett - CL King & Associates - Analyst

 Well, it sounds that way.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Yes.

 Jim Barrett - CL King & Associates - Analyst

 And is this a business with holiday seasonality? When you say it's going to be accretive this fiscal year, is that a function of holiday sales or is it a fairly steady business year-round?

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

 Patrick Lavelle - Audiovox Corporation - President & CEO

 It is a typical accessory business. There will be attachment sales to some other CE product that are purchased during Christmas, which would give you a little bump at the Christmas time. But it is traditionally the cycles that you would see in accessories.

 Jim Barrett - CL King & Associates - Analyst

 Okay. And we can move on to ASA for a moment. I notice they paid you a $3 million dividend.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Yes.

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 Yes.

 Jim Barrett - CL King & Associates - Analyst

 Is that business going to remain profitable throughout this downturn if the sales trends of recreational vehicles do not get any worse?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 They have made all the adjustments that they need to make. We anticipate that they will maintain profitability.

 Jim Barrett - CL King & Associates - Analyst

 Okay. And then finally, and you may have mentioned this, but in the electronic area, if I strip out the discontinued products, how should I think about the about current organic sales trends in electronics?

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

 Patrick Lavelle - Audiovox Corporation - President & CEO

 We had a drop in our portable DVD sales, but we think that with some of the new products that we are seeing, the increases that we are seeing in camcorders, we also had some drop into digital audio category, but we think with the FLO TV personal TV and some of the new products that we have that we are introducing that will offset any declines. Not this particular year, but as we move into next year.

 Jim Barrett - CL King & Associates - Analyst

 Fiscal 2011?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Yes.

 Jim Barrett - CL King & Associates - Analyst

 And then last but not least, Mike, what tax rate should we use when we are attempting to model the Company's earnings this year and next?

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 It's hard because we have to deal with the valuation reserves that are there.

 Jim Barrett - CL King & Associates - Analyst

 Right.

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 We have, based upon the way, because the valuation reserves that were established and due to the nature of amortizing the intangibles that we have, the basic taxes of the Company are roughly around $1.6 million to $1.7 million for the year. And then you probably have 2% for ATN, alternative minimum tax.

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

 Jim Barrett - CL King & Associates - Analyst

 I see.

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 Okay? That's basically the underlying structure.

 Jim Barrett - CL King & Associates - Analyst

 Okay.

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 But again, my problem is, Jim, it depends upon how much we are doing in Europe because the tax less carry-forwards are all in the States. So depending on where we are getting our income would affect that rate.

 Jim Barrett - CL King & Associates - Analyst

 Right.

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 Overall, use that.

 Jim Barrett - CL King & Associates - Analyst

 Okay, thank you both very much.

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Thank you, Jim.

Operator

 [Dan Thompson], [Harbor Management].

 Dan Thompson - Harbor Management - Analyst

 Good morning. I just wanted to get a little more detail on the purchase of the Venezuelan bond and the rationale behind that.

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 What we did is we purchased -- they are called [tics] and they are issued by the Venezuelan government. The reason that we did it is that we have in Venezuela to get money out of the country, you have to apply to the CADIVI, which is the government foreign-exchange agency. They have given us approval to repay that company, but they have been late funding these Venezuelans. So we have built up some cash in Venezuela. So not to leave it exposed to the valuation, we purchased these bonds. You buy them in Bs, they are denominated in dollars. When you go to redeem them, and there is a market for them in Venezuela, whatever the exchange rate is, you get that, and that offsets the loss on the dollar payables. It doesn't get you any dollars any faster; it protects the dollars that you have.

 Dan Thompson - Harbor Management - Analyst

 And you are exposed, I guess, to risk on the principle of the bonds since it's not due to 2015?

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 Right, we bought the bonds at a discount. Your ultimate risk is a sovereign risk of the Venezuelan government.

 Dan Thompson - Harbor Management - Analyst

 Which is a job credit right now?

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 Well, the issue that you have is that the monies that we had there were in CDs in the Venezuelan banks. We felt that it was better to deal with the government than to deal with the banks.

 Dan Thompson - Harbor Management - Analyst

 Okay, thank you very much.

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 You are welcome.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 You're welcome.

Operator

 You have no further questions at this time.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Okay. I want to thank you all for your interest in Audiovox and taking the time to be with us this morning. And I wish you all a good day. Thank you.

Operator

 Thank you for your participation in today's conference. This concludes the presentation. Please (technical difficulty). Thank you for your time.

Final Transcript
Oct 14, 2009 / 02:00PM GMT, VOXX - Q2 2010 Audiovox Corporation Earnings Conference Call

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